Exhibit 10.1

Seventh Amendment
to
Third Amended and Restated Credit Agreement
among
Legacy Reserves LP,
as Borrower,
The Guarantors,

Wells Fargo Bank, National Association,
as Administrative Agent,
and
The Lenders Signatory Hereto
Dated as of February 19, 2016
Sole Lead Arranger and Sole Book Runner
Wells Fargo Securities, LLC

Syndication Agent
Compass Bank

Co-Documentation Agents
UBS Securities LLC
and
U.S. Bank National Association

Seventh Amendment to
Third Amended and Restated Credit Agreement
This Seventh Amendment to Third Amended and Restated Credit Agreement (this “Seventh Amendment”) dated as of February 19, 2016, among Legacy Reserves LP, a limited partnership duly formed under the laws of the State of Delaware (the “Borrower”); each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Obligors”); Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”); and the Lenders signatory hereto.
Recitals
A.    The Borrower, the Administrative Agent and the Lenders are parties to that certain Third Amended and Restated Credit Agreement dated as of April 1, 2014 (as amended by the First Amendment to Third Amended and Restated Credit Agreement dated as of April 17, 2014, that certain Second Amendment to Third Amended and Restated Credit Agreement dated as of May 22, 2014, that certain Third Amendment to Third Amended and Restated Credit Agreement dated as of December 29, 2014, that certain Fourth Amendment to Third Amended and Restated Credit Agreement dated as of February 23, 2015, that certain Fifth Amendment to Third Amended and Restated Credit Agreement dated as of August 5, 2015 and that certain Sixth Amendment to Third Amended and Restated Credit Agreement dated as of November 13, 2015, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.
B.    The Guarantors are parties to that certain Third Amended and Restated Guaranty Agreement dated as of April 1, 2014 made by each of the Guarantors (as defined therein) in favor of the Administrative Agent (the “Guaranty”).
C.    The Borrower and the Guarantors are parties to that certain Security Agreement dated as of August 5, 2015 made by each of the Grantors (as defined therein) in favor of the Administrative Agent (the “Security Agreement”).
D.    The Borrower, the Guarantors, the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement, Guaranty and the Security Agreement as more fully set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.    Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Seventh Amendment, shall have the meaning ascribed such term in the Credit Agreement. Unless otherwise indicated, all article, section and exhibit references in this Seventh Amendment refer to articles, sections and exhibits of the Credit Agreement.
Section 2.    Amendments to Credit Agreement.

2.1    Amendments to Section 1.02.

(a)    The following definitions are hereby amended and restated in their entirety to read as follows:

“Agreement” means this Third Amended and Restated Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment and the Seventh Amendment, as the same may from time to time be amended, modified, supplemented or restated.

“Applicable Margin” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Commitment Fee Rate, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:

	Borrowing Base Utilization Percentage	Eurodollar Loans	ABR Loans	Commitment Fee Rate
Level 1	less than 25%	2.00%	1.00%	0.375%
Level 2	greater than or equal to 25%, but less than 50%	2.25%	1.25%	0.375%
Level 3	greater than or equal to 50%, but less than 75%	2.50%	1.50%	0.500%
Level 4	greater than or equal to 75%, but less than 90%	2.75%	1.75%	0.500%
Level 5	greater than or equal to 90%	3.00%	2.00%	0.500%
; provided, however, that if the ratio of (i) First Lien Debt as of the last day of any fiscal quarter to (ii) EBITDA for the four fiscal quarters ending on such day (a “Test Period”) is greater than 3.00 to 1.00, then the Applicable Margin set forth in the above grid with respect to Eurodollar Loans and ABR Loans shall, in each case, be increased by 0.50% (the “Increased Pricing”) during the period from and including the first day immediately following the date a compliance certificate is delivered pursuant to Section 8.01(c) for such Test Period through and including the date of delivery of a compliance certificate pursuant to Section 8.01(c) for the immediately succeeding Test Period.
Each change in the Applicable Margin and Commitment Fee Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change, provided, however, that (a) if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then the “Applicable Margin” and

“Commitment Fee Rate” shall mean the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level; and (b) any increase or decrease in the Applicable Margin resulting from a change in the ratio of First Lien Debt to EBITDA shall become effective as of the first day immediately following the date a compliance certificate is delivered pursuant to Section 8.01(c); provided further, however, the Increased Pricing shall apply without regard to the ratio of First Lien Debt to EBITDA (x) at any time after the date on which any annual or quarterly financial statement was required to have been delivered pursuant to Section 8.01(a) or Section 8.01(b) but was not, commencing with the first day immediately following such date and continuing until the first day immediately following the date on which such financial statement is delivered or (y) at all times if an Event of Default shall have occurred and be continuing. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Margin for any period shall be subject to the provisions of Section 3.02(f).
“Pro Forma Compliance” means, as of any date of determination, (a) for the purpose of testing Pro Forma Compliance pursuant to Section 9.02(f)(i)(C), that the Borrower would be in compliance with each of the covenants contained in Section 9.01(c) and Section 9.01(d), after giving pro forma effect to any incurrence or Redemption of Debt to be made on such date of determination, as each such ratio is recomputed on such date of determination using (a) First Lien Debt outstanding on such date of determination and (b) EBITDA and Interest Expense for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding the date of determination for which financial statements are available; and provided further that Section 9.01(c) shall be determined on a pro forma basis, as if any Debt incurred pursuant to Section 9.02(f) or Redeemed pursuant to Section 9.04(b) after such four-quarter period and prior to such date of determination, and any Debt to be incurred or Redeemed on such date of determination, had been incurred or Redeemed, as applicable, at the beginning of such four-quarter period; and (b) for the purpose of testing Pro Forma Compliance pursuant to Section 9.04(b), that the Borrower’s ratio of First Lien Debt to EBITDA would not exceed 3.00 to 1.00 (or 2.50 to 1.00 on any date of determination occurring on or after July 1, 2017), after giving pro forma effect to any Redemption of Debt to be made on such date of determination, as such such ratio is recomputed on such date of determination using (a) First Lien Debt outstanding on such date of determination and (b) EBITDA for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding the date of determination for which financial statements are available.

(b)    The following definitions are hereby added where alphabetically appropriate to read as follows:
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower, the Borrower’s Subsidiaries or any Guarantor from time to time concerning or relating to bribery or corruption.

“AML Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Lender, the Borrower, the Borrower’s Subsidiaries or any Guarantor from time to time concerning or relating to anti-money laundering.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Consolidated Cash Balance” means, at any time, the aggregate amount of cash and cash equivalents, marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper, in each case, held or owned by (whether directly or indirectly), credited to the account of, or otherwise reflected as an asset on the balance sheet of, the Borrower and its Consolidated Subsidiaries.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EAA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“First Lien Debt” means, at any date, the sum of (a) the total Revolving Credit Exposures of all Lenders on such date plus (b) the aggregate principal amount of Debt (other than Debt referred to in clause (a) of this definition) of the Borrower and its Consolidated Subsidiaries on such date that is secured by a first priority Lien on any asset or Property of the Borrower or any Consolidated Subsidiary.

“Late Receipts” means, as of any date of determination on any Business Day, any funds received by the Borrower on such Business Day after 10:00 a.m.,

Houston time, from the sale of Property or otherwise to the extent such funds would cause the Consolidated Cash Balance to exceed $20,000,000 at the end of such Business Day.

“Sanctioned Country” means, at any time, a country or territory which is itself, or whose government is, the subject or target of any Sanctions broadly restricting or prohibiting dealing with such country, territory or government (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, any Person with whom dealings are restricted or prohibited under Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the United States (including by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the U.S. Department of Commerce), or by the United Nations Security Council, the European Union or any EU member state, or Her Majesty’s Treasury, (b) any Person located, operating, organized or resident in a Sanctioned Country or (c) any Person directly or indirectly owned or controlled by any such Person or Persons.

“Sanctions” means economic or financial sanctions or trade embargoes or restricted measures imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“Second Lien Indenture” means any indenture pursuant to which any Second Lien Notes are issued by the Borrower, as the same may from time to time be amended, amended and restated, supplemented or otherwise modified to the extent permitted by Section 9.21.

“Second Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form attached hereto as Exhibit F, or in such other form as shall be acceptable to the Administrative Agent and the Majority Lenders, in their sole discretion, and the Borrower, as the same may from time to time be amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof.

“Second Lien Note Documents” means each Second Lien Indenture, and any other note documents entered into in connection therewith, including, without limitation, the Second Lien Intercreditor Agreement, any promissory notes, mortgages, deeds of trust, security agreements and instruments, guarantees, collateral or credit support documents, and any other agreements, instruments consents or certificates executed by the Borrower or any of its Subsidiaries in connection with, or as security for the payment or performance of, any Second Lien Notes, in each case, as the same may from time to time be amended, amended and restated, supplemented or otherwise modified to the extent permitted by Section 9.21.

“Second Lien Notes” means senior secured second lien notes issued by the Borrower under a Second Lien Indenture, which Debt is intended to be secured on a junior basis by any collateral securing the Indebtedness; provided that such Debt is permitted to be incurred and remain outstanding hereunder pursuant to Section 9.02(i) and any Liens securing such Debt are permitted pursuant to Section 9.03(e), as the same may from time to time be amended, amended and restated, supplemented or otherwise modified to the extent permitted by Section 9.21.

“Senior Debt Exchange” means a tender offer for the exchange of any Senior Notes for Second Lien Notes, at the exchange price set forth in the related exchange offering materials, which exchange price shall in no event be greater than 50% of the stated principal amount of such Senior Notes exchanged.

“Seventh Amendment” means that certain Seventh Amendment to Third Amended and Restated Credit Agreement, dated as of February 19, 2016, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.

“Seventh Amendment Effective Date” has the meaning ascribed to such term in the Seventh Amendment.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56), as amended.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(c)    The definition of “Borrowing Base” is hereby amended by deleting the period at the end of such definition and replacing such period with “or pursuant to the other provisions of this Agreement.”

(d)    The definition of “Defaulting Lender” is hereby amended by deleting the phrase “or (e)” therein and replacing such phrase with “, (e) or has a direct or indirect parent company that has become the subject of a Bail-In Action, or (f)”

(e)    The definition of “Material Domestic Subsidiary” is hereby amended by deleting the period at the end of such definition and replacing such period with the following proviso:

; provided that, notwithstanding the foregoing, each Domestic Subsidiary that owns Properties included in the Borrowing Base shall be a Material Domestic Subsidiary.

(f)    The definition of “Permitted Refinancing Debt” is hereby amended by (i) deleting each reference to “Senior Notes” therein and replacing each such reference with “Senior Notes or Second Lien Notes”, and (ii) adding the following sentence at the end of such definition: “Second Lien Notes issued pursuant to the Senior Debt Exchange shall not be Permitted Refinancing Debt hereunder.”

(g)    The definition of “Security Instruments” is hereby amended by deleting the phrase “the Pledge Agreement, mortgages” therein and replacing such phrase with “the Pledge Agreement, the Second Lien Intercreditor Agreement, mortgages”.

(h)    The definitions of “Designated Person” and “SDN” are hereby deleted in their entirety.
2.2     Amendment to Section 2.03. Section 2.03 is hereby amended as follows:
(a)    Clause (g) of Section 2.03 is hereby amended by deleting the word “and” after the semicolon at the end thereof.
(b)    Clause (h) of Section 2.03 is hereby amended and restated as follows:

(h)    the Consolidated Cash Balance (without regard to the requested Borrowing or any Late Receipts) and the pro forma Consolidated Cash Balance (giving effect to the requested Borrowing but not any Late Receipts); and

(c)    A new clause (i) is hereby added after clause (h) to read as follows:

(i)    the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

(d)    The sentence “Each Borrowing Request shall constitute a representation that the amount of the requested Borrowing shall not cause the total Revolving Credit Exposures to exceed the total Commitments (i.e., the lesser of the Aggregate Maximum Credit Amounts and the then effective Borrowing Base).” is hereby amended and restated in its entirety to read as follows:

Each Borrowing Request shall constitute a representation that (a) the amount of the requested Borrowing shall not cause the total Revolving Credit Exposures to exceed the total Commitments (i.e., the lesser of the Aggregate Maximum Credit Amounts and the then effective Borrowing Base) and (b) as of the end of the Business Day on which such Requested Borrowing will be funded, after giving pro forma effect to the Requested Borrowing, the Consolidated Cash Balance (minus any Late Receipts) shall not exceed $20,000,000.

2.3    Amendment to Section 3.02. Section 3.02 is hereby amended by adding a new subsection (f) to the end thereof to read as follows:

(f)    Applicable Margin Calculation. In the event that the certified calculation of the ratio of First Lien Debt to EBITDA previously delivered pursuant to Section 8.01(c) was inaccurate (and such inaccuracy is discovered while any Commitments are outstanding), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for the Loans for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then, to the extent any Commitments are outstanding at such time, (i) the Borrower shall as soon as practicable deliver to the Administrative Agent the correct certified calculation of the ratio of First Lien Debt to EBITDA for such Applicable Period, (ii) the Applicable Margin shall be determined as if the level for such higher Applicable Margin were applicable for such Applicable Period and (iii) the Borrower shall within ten (10) Business Days of written demand thereof by the Administrative Agent pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for the Loans for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with this Agreement.

2.4    Amendments to Section 3.04. Section 3.04 is hereby amended by re-lettering subsection (d) as subsection (f) and by adding new subsections (d) and (e) thereto to read as follows:

(d)    Prepayments Prior to Redemption of Second Lien Notes. Without limitation of any other restrictions on the Borrower or any Subsidiary contained herein, if the Borrower or any Subsidiary is required to make a mandatory Redemption of, or is required to make an offer to Redeem, any Second Lien Notes pursuant to the terms of any Second Lien Indenture (including, without limitation, as a result of the occurrence of a change of control, the disposition of assets, the issuance of Equity Interests or the incurrence of prohibited indebtedness), then the Borrower shall prepay the Borrowings (and if any excess remains after prepaying Borrowings as a result of an LC Exposure, cash collateralize such excess as provided in Section 2.08(j)), together with accrued and unpaid interest thereon, in an amount equal to 100% of the amount required to be Redeemed, and such payment (and/or cash collateralization, as applicable) shall be due one (1) Business Day prior to the date on which the Borrower or such Subsidiary would be required to make such Redemption pursuant to the terms of such Second Lien Indenture. The provisions of Section 3.04(c)(v) and Section 3.04(c)(vi) shall apply, mutatis mutandis, to any prepayment required pursuant to this Section 3.04(d).

(e)    Consolidated Cash Balance. If, at any time, (A) there are outstanding Borrowings or LC Exposure and (B) the Consolidated Cash Balance exceeds $20,000,000 as of the end of any Business Day, then the Borrower shall, within one Business Day, (1) prepay the Borrowings in an aggregate principal amount equal to such excess, and (2) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j). To the extent that there are funds on deposit in, or credited to, any deposit account or other account maintained with the Administrative Agent (or any Affiliate thereof) or any Lender (or any Affiliate thereof) on any date that the Borrower is required to prepay Loans (and/or cash collateralize LC Exposure, as applicable) pursuant to this Section 3.04(c)(viii), the Borrower hereby irrevocably authorizes and instructs the Administrative Agent or such Lender to apply such funds to the prepayment of Loans (and/or cash collateralization of LC Exposure, as applicable). The provisions of Section 3.04(c)(v) and

Section 3.04(c)(vi) shall apply, mutatis mutandis, to any prepayment required pursuant to this Section 3.04(e).

2.5    Amendment to Section 4.03(c)(iii)(A). Section 4.03(c)(iii)(A) is hereby amended by adding the following phrase at the end thereof “ provided that, subject to Section 12.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation;”

2.6    Amendment to Section 6.02. Section 6.02 is hereby amended as follows:

(a)    Section 6.02 is hereby amended by re-lettering subsection (e) as subsection (f) and by adding a new subsection (e) to read as follows:

(e)    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, (i) the Consolidated Cash Balance (minus any Late Receipts) and (ii) the pro forma Consolidated Cash Balance (minus any Late Receipts) as of the end of the Business Day on which such Borrowing will be funded or such Letter of Credit will be issued, amended, renewed or extended, in each case, shall not exceed $20,000,000.

(b)    The last sentence of Section 6.02 is hereby amended by deleting the phrase “Section 6.02(a) through (d)” and replacing such phrase with “Section 6.02(a) through (e)”.

2.7    Amendment to Section 7.13. Section 7.13 is hereby amended by deleting the phrase “or arrangement” therein and replacing such phrase with “or arrangement (other than any Second Lien Note Documents)”.

2.8    Amendment to Section 7.23. Section 7.23 is hereby amended and restated in its entirety to read as follows:

Section 7.23    USA PATRIOT; AML Laws; Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with the USA PATRIOT Act, Anti-Corruption Laws, applicable AML Laws and applicable Sanctions. None of (a) the Borrower, any Guarantor, any Subsidiary or any of their respective directors or officers, or, to the knowledge of the Borrower, any of their respective employees or Affiliates, or (b) to the knowledge of the Borrower, any agent of the Borrower, any Guarantor, or any Subsidiary or other Affiliate that will act in any capacity in connection with or benefit from the credit facility established hereby, (i) is a Sanctioned Person, or (ii) is in violation of AML Laws, Anti-Corruption Laws, or Sanctions. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will cause a violation of AML Laws, Anti-Corruption Laws or applicable Sanctions by any Person participating in the transactions contemplated by this Agreement, whether as lender, borrower, guarantor, agent, or otherwise. Neither the Borrower nor any of its Subsidiaries, nor its parent company or any Guarantor, or, to the knowledge of such Borrower, any other Affiliate has engaged in or intends to engage in any dealings or transactions with, or for the benefit of, any Sanctioned Person or with or in any Sanctioned Country.

2.9    Amendments to Section 8.01. Section 8.01 is hereby amended as follows:

(a)    Section 8.01(j) is hereby amended by deleting the phrase “similar agreement” therein and replacing such phrase with “similar agreement (including, without limitation, the Second Lien Note Documents)”.

(b)     Section 8.01(p) is hereby amended by deleting the phrase “or supplement” therein and replacing such phrase with “or supplement to any of the Second Lien Note Documents or”.

(c)    A new subsection 8.01(r) is hereby added to the end of Section 8.01 to read as follows:

(r)    Notice of Second Lien Notes Issuance. Written notice at least three (3) Business Days prior to the closing of any Second Lien Notes offering, the amount thereof and the anticipated date of closing and a copy of the final offering memorandum (if any) and any other material documents relating to such offering of Second Lien Notes or the related Senior Debt Exchange; provided that, if a final offering memorandum is not available at such time, then the Borrower shall promptly deliver the same to the Administrative Agent once available.

2.10    Amendment to Section 8.09. Section 8.09 is hereby amended and restated in its entirety to read as follows:

Section 8.09    Compliance with LawsSection 8.09    Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except (other than with respect to Anti-Corruption Laws, applicable AML Laws and applicable Sanctions) where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, applicable AML Laws and applicable Sanctions.

2.11    Amendment to Section 8.14(a). Section 8.14(a) is hereby amended by deleting each reference to “85%” therein and replacing each such reference with “90%.”

2.12    Amendments to Article VIII. Article VIII is hereby amended by adding a new Section 8.18 and new Section 8.19 to the end of Article VIII to read as follows:

Section 8.18    Consolidated Cash Balance Information. Upon the request of the Administrative Agent, and on any Business Day on which the Consolidated Cash Balance (minus any Late Receipts) exceeds $20,000,000, the Borrower shall provide to the Administrative Agent, within one (1) Business Day of any such request, and on any day on which the Consolidated Cash Balance (minus any Late Receipts) exceeds $20,000,000, as applicable, summary and balance statements, in a form reasonably acceptable to the Administrative Agent, for each deposit account, securities account or other account in which any Consolidated Cash Balance is held to which any Consolidated Cash Balance is credited.

Section 8.19    Liens Securing Second Lien Notes. In the event that the Borrower or any Subsidiary intends to grant any Lien on any Property to secure any Second Lien Notes, the Borrower will provide at least five (5) Business Days’ prior written notice thereof to the Administrative Agent (or such shorter time as the Administrative Agent may agree in its sole discretion), and the Borrower will, and will cause its Subsidiaries to, first grant to the Administrative Agent to secure the Indebtedness a prior Lien on the same Property pursuant to Security Instruments in form and substance satisfactory to the Administrative Agent to the extent a prior Lien has not already been granted to the Administrative Agent on such Property. In connection therewith, the Borrower shall, or shall cause its Subsidiaries to, execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent. The Borrower will cause any Subsidiary guaranteeing any Second Lien Notes to contemporaneously guarantee the Indebtedness pursuant to the Guaranty Agreement and execute a joinder to the Security Agreement to the extent such Subsidiary is not already a party to the Guaranty Agreement or the Security Agreement.

2.13    Amendments to Section 9.01. Section 9.01 is hereby amended as follows:

(a)    Section 9.01(b) is hereby amended by deleting the phrase “, at any time” therein and replacing such phrase with “, at any time prior to but excluding the Seventh Amendment Effective Date”.

(b)    Section 9.01(c) is hereby amended and restated in its entirety to read as follows:

(c)    Interest Coverage Ratio. The Borrower will not permit,
as of the last day of any fiscal quarter, its ratio of EBITDA for the four fiscal quarters then ending to Interest Expense for such period to be less than: (i) 2.50 to 1.00 for the fiscal quarters ending December 31, 2015 and March 31, 2016, (ii) 2.00 to 1.00 for the fiscal quarters ending June 30, 2016, September 30, 2016, December 31, 2016, March 31, 2017 and June 30, 2017 and (iii) 2.50 to 1.00 for each fiscal quarter ending on or after September 30, 2017.

(c)     A new subsection 9.01(d) is hereby added to the end of Section 9.01 to read as follows:

(d)    Ratio of First Lien Debt to EBITDA. The Borrower will not permit, at any time, the ratio of First Lien Debt as of such time to EBITDA for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding the date of determination for which financial statements are available to be greater than: (i) 3.50 to 1.00, at any time during the period from and including the Seventh Amendment Effective Date through December 31, 2016, (ii) 3.25 to 1.00, at any time during the fiscal quarter ending March 31, 2017, (iii) 3.00 to 1.00, at any time during the fiscal quarter ending June 30, 2017 and (iv) 2.50 to 1.00, at any time on or after July 1, 2017.

2.14    Amendments to Section 9.02. Section 9.02 is hereby amended as follows:

(a)    Section 9.02(e) is hereby amended by deleting the reference to “$20,000,000” therein and replacing such reference with “$10,000,000.”

(b)    Section 9.02(f)(vi) is hereby amended and restated in its entirety to read as follows:

(vi) the aggregate stated principal amount (without regard to initial issue discount) of all Senior Notes issued or incurred on or after the Fourth Amendment Effective Date pursuant to this Section 9.02(f) shall not exceed $300,000,000.

(c)    A new subsection 9.02(i) is added to the end of Section 9.02 to read as follows:

(i)    Second Lien Notes issued by the Borrower solely in exchange for outstanding Senior Notes pursuant to one or more Senior Debt Exchanges, and any guarantees thereof, in an aggregate stated principal amount equal to the product of (x) the aggregate stated principal amount of Senior Notes exchanged for Second Lien Notes pursuant to all Senior Debt Exchanges and (y) the exchange price (calculated separately for each series of Senior Notes) of Senior Notes exchanged for Second Lien Notes pursuant all Senior Debt Exchanges, but in no event to exceed $400,000,000 in the aggregate; provided that: (i) the Borrower shall have complied with Section 8.01(r); (ii) such Debt shall be at all times subject to the Second Lien Intercreditor Agreement and the Indebtedness shall be secured on a senior priority basis to such Debt; (iii) such Second Lien Notes do not have any scheduled principal amortization; (iv) such Second Lien Notes do not have a scheduled maturity date or a date of mandatory redemption in full sooner than the date which is 120 days after the Maturity Date; (v) the covenants, events of default and guarantees of such Debt are not more restrictive on the Borrower and its Subsidiaries than the terms of this Agreement (as in effect at the time of such issuance or incurrence); and (vi) no Subsidiary or other Person is required to guarantee such Second Lien Notes unless such Subsidiary or other Person has guaranteed the Indebtedness pursuant to the Guaranty Agreement.

2.15    Amendment to Section 9.03. Section 9.03 is hereby amended by adding a new subsection (e) to the end of Section 9.03 to read as follows:

(e)    Liens on Property securing Second Lien Notes permitted by Section 9.02(i); provided, however, that (i) such Liens securing Second Lien Notes are subordinate to the Liens securing the Indebtedness pursuant to the Second Lien Intercreditor Agreement and (ii) both before and immediately after giving effect to the incurrence of any such Lien, (1) the Borrower has, or has caused its Subsidiaries to, first grant to the Administrative Agent to secure the Indebtedness, a prior Lien on the same Property pursuant to Security Instruments in form and substance satisfactory to the Administrative Agent to the extent a prior Lien has not already been granted to the Administrative Agent on such Property (and in connection therewith, the Borrower shall, or shall cause its Subsidiaries to, execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent); and (2) the Borrower is in compliance with the Second Lien Intercreditor Agreement.

2.16    Amendments to Section 9.04. Section 9.04 is hereby amended as follows:

(a)    Clause (iii) of Section 9.04(a) is hereby amended and restated in its entirety to read as follows:

(iii) so long as both before and immediately after giving effect to such Restricted Payment, (A) no Default or Event of Default has occurred and is continuing or would result therefrom, (B) the Borrower has unused Commitments of not less than 15% of the total Commitments then in effect and (C) the ratio of Total Debt as of such time to EBITDA for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding the date of determination for which financial statements are available is equal to or less than 4.00 to 1.00, the Borrower may declare and pay cash dividends to its Equity Interest holders of Available Cash in accordance with the Partnership Agreement,

(b)    Clause (v) of Section 9.04(a) is hereby amended and restated in its entirety to read as follows:

(v)    The Borrower may redeem, repurchase or otherwise acquire preferred equity securities, preferred limited partnership interests or preferred units of the Borrower from the holders thereof: (1) with the Net Cash Proceeds of any sale of Equity Interests (other than Disqualified Capital Stock) of the Borrower or in exchange solely for Equity Interests (other than Disqualified Stock) of the Borrower or (2) so long as both before and immediately after giving effect to such redemption, repurchase or acquisition, (A) no Default or Event of Default has occurred and is continuing or would result therefrom, (B) the Borrower has unused Commitments of not less than 15% of the total Commitments then in effect and (C) the ratio of Total Debt as of such time to EBITDA for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding the date of determination for which financial statements are available is equal to or less than 4.00 to 1.00.

(c)    Section 9.04(b) is hereby amended by deleting the phrase “or (b) so long as both before and immediately after giving effect to each such Redemption, (1) the Borrower has unused Commitments of not less than 20% of the Borrowing Base then in effect and (2) the Borrower shall be in Pro Forma Compliance,” therein and replacing such phrase with the following:

(b) so long as (1) both before and immediately after giving effect to each such Redemption, (A) the Borrower has unused Commitments of not less than the greater of (i) 20% of the total Commitments then in effect and (ii) $100,000,000, (B) the Borrower shall be in Pro Forma Compliance and (C) no Default or Event of Default has occurred and is continuing or would result therefrom and (2) each such Redemption is, directly or indirectly, made solely with cash proceeds from the sale of Property of the Borrower and its Subsidiaries to the extent such sale is permitted by Section 9.12(d) (provided that such proceeds may be utilized by the Borrower to prepay or repay Borrowings prior to such Redemption); provided that, (w) such Redemption shall be made within 90 days of the date of the related sale of Property by the Borrower or such Subsidiary, (x) the amount of sale proceeds used for such Redemption shall not exceed 50% of the sale proceeds from such sale of Property, (y) the Redemption price shall not exceed 50% of the stated principal amount of the Senior Notes Redeemed and (z) the aggregate amount of sale proceeds used for all such Redemptions pursuant to this Section 9.04(b)(i)(b) shall not exceed $75,000,000; and provided further that, notwithstanding the foregoing clauses (a) and (b), the Borrower may (i) exchange Senior Notes for Second Lien Notes permitted by Section 9.02(i) pursuant to the Senior Debt Exchange and (ii) Redeem Senior Notes solely in exchange for Equity Interests (other than Disqualified Capital Stock) of the Borrower,

2.17    Amendment to Section 9.08. Section 9.08 is hereby amended by deleting the fourth and fifth sentences therein and replacing such sentence with the following:

The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees, Affiliates and agents shall not use, directly or indirectly, the proceeds of any Borrowing or Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, other Affiliate, joint venture partner or other Person, (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or AML Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or involving any goods originating in or with a Sanctioned Person or Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions by any Person (including any Person participating in the transactions contemplated hereunder, whether as underwriter, advisor lender, investor or otherwise).

2.18    Amendment to Section 9.16. Section 9.16 is hereby amended by deleting the parenthetical therein and replacing such parenthetical with “(other than this Agreement, the Security Instruments, the Second Lien Note Documents or any agreement relating to an E&P Subsidiary Pledge)”.

2.19    Amendment to Article IX. Article IX is hereby amended by adding a new Section 9.21 to the end of Article IX to read as follows:

Section 9.21    Repayment of Second Lien Notes; Amendment to Terms of Second Lien Notes. The Borrower will not, and will not permit any of its Subsidiaries to, prior to the date that is 120 days after the Maturity Date: (a) call, make or offer to make any optional, voluntary or mandatory Redemption of or otherwise optionally, voluntarily or mandatorily Redeem (whether in whole or in part) any Second Lien Notes; provided that, (i) so long as no Default, Event of Default or Borrowing Base Deficiency would exist immediately after giving effect to any concurrent repayment of Debt with the proceeds of such issuance or sale, if any, the Borrower may Redeem Second Lien Notes with the Net Cash Proceeds of any issuance or sale of Equity Interests (other than Disqualified Capital Stock) of the Borrower, and (ii) the Borrower may Redeem Second Lien Notes solely in exchange for Equity Interests (other than Disqualified Capital Stock) of the Borrower; or (b) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Second Lien Notes, the Second Lien Indenture or any other Second Lien Note Document, except in accordance with the terms of the Second Lien Intercreditor Agreement; provided that, without the prior written consent of the Majority Lenders, the Borrower will not, and will not permit any of its Subsidiaries to, amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Second Lien Notes, any Second Lien Indenture or any other Second Lien Note Document, if the effect thereof would be to: (i) make any of the covenants, events of default or guarantees set forth in any Second Lien Indenture or any other Second Lien Note Document more restrictive on the Borrower or any of its Subsidiaries than the covenants, events of default or guarantees set forth in this Agreement or any of the other Loan Documents or (ii) cause the Borrower or any of its Subsidiaries to violate any of the terms of Section 9.02(i).

2.20    Amendment to Section 10.01. Section 10.01 is hereby amended as follows:

(a) Section 10.01(d) is hereby amended by replacing the reference to “Section 8.03” therein with the phrase “Section 8.03, Section 8.18, Section 8.19,”.

(b) Section 10.01 is hereby amended by adding the following new subsections (o) and (p) to the end of Section 10.01:

(o)    the Second Lien Intercreditor Agreement, after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with its terms against the Borrower, any Guarantor, any trustee, agent or representative of any of the holders of the Second Lien Notes, any of the holders of the Second Lien Notes, or any other party thereto, or shall be repudiated by any of them, or cease to establish the relative Lien priorities required or purported thereby, or the Borrower, any Guarantor, any trustee, agent or representative of any of the holders of the Second Lien Notes, any of the holders of the Second Lien Notes, or any of their respective Affiliates shall so state in writing.

(p)    an “Event of Default” shall occur and be continuing under the Second Lien Indenture.
2.21    Amendments to Section 12.04(b)(ii). Section 12.04(b)(ii) is hereby amended as follows:

(a)    Section 12.04(b)(ii)(C) is hereby amended by deleting the word “and” at the end thereof.

(b)    Section 12.04(b)(ii)(D) is hereby amended by deleting the period at the end thereof and replacing such period with “; and”.

(c)    A new Section 12.04(b)(ii)(E) is hereby added to the end of Section 12.04(b)(ii) to read as follows:

(E)    no such assignment shall be made to the Borrower, any Affiliate of the Borrower, a Defaulting Lender (or any entity who, upon becoming a Lender hereunder, would constitute a Defaulting Lender), any Affiliate of a Defaulting Lender or a natural person.

2.22    Amendment to Section 12.16. Section 12.16 is hereby amended and restated in its entirety to read as follows:

Section 12.16    USA PATRIOT Act NoticeSection 12.16    USA Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information includes the name and address of the Borrower and the Guarantors and other information that will allow such Lender to identify the Borrower and the Guarantors in accordance with the USA PATRIOT Act.

2.23    Amendment to Article XII. Article XII is hereby amended by adding a new Section 12.21 and Section 12.22 to the end of such Article XII to read as follows:

Section 12.21     INTERCREDITOR AGREEMENT.

(a)    EACH LENDER HEREBY (I) INSTRUCTS AND AUTHORIZES THE ADMINISTRATIVE AGENT TO EXECUTE AND DELIVER THE SECOND LIEN INTERCREDITOR AGREEMENT ON ITS BEHALF, (II) AUTHORIZES AND DIRECTS THE ADMINISTRATIVE AGENT TO EXERCISE ALL OF THE

ADMINISTRATIVE AGENT’S RIGHTS AND TO COMPLY WITH ALL OF ITS OBLIGATIONS UNDER THE SECOND LIEN INTERCREDITOR AGREEMENT, (III) AGREES THAT THE ADMINISTRATIVE AGENT MAY TAKE ACTIONS ON ITS BEHALF AS IS CONTEMPLATED BY THE TERMS OF THE SECOND LIEN INTERCREDITOR AGREEMENT, AND (IV) UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT AT ALL TIMES FOLLOWING THE EXECUTION AND DELIVERY OF THE SECOND LIEN INTERCREDITOR AGREEMENT SUCH LENDER (AND EACH OF ITS SUCCESSORS AND ASSIGNS) SHALL BE BOUND BY THE TERMS THEREOF.
(b)    EACH LENDER ACKNOWLEDGES THAT IT HAS REVIEWED AND IS SATISFIED WITH THE TERMS AND PROVISIONS OF THE SECOND LIEN INTERCREDITOR AGREEMENT AND ACKNOWLEDGES AND AGREES THAT SUCH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE SECOND LIEN INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT OR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE SECOND LIEN INTERCREDITOR AGREEMENT.

Section 12.22    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 3.    Amendments to Guaranty. The Guaranty is hereby amended as follows:

(a)    Section 9.13 of the Guaranty is hereby amended by adding the following sentence at the end thereof to read as follows:

Each Subsidiary of the Borrower that is a party hereto or that becomes a party hereto as a Guarantor upon execution and delivery by such Subsidiary of an Assumption Agreement, hereby expressly agrees to be bound by the terms of the Second Lien Intercreditor Agreement regardless of whether such Subsidiary has executed the Second Lien Intercreditor Agreement.

(b)    Annex I (Assumption Agreement) to the Guaranty is hereby amended by adding the following new Section 4 at the end thereof to read as follows:

4.    Intercreditor Agreement. By executing and delivering this Assumption Agreement, the Additional Guarantor hereby becomes a party to the Second Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly agrees to be bound by the terms of the Second Lien Intercreditor Agreement (and this Assumption Agreement shall be deemed to constitute a joinder agreement to the Second Lien Intercreditor Agreement for this purpose).

Section 4.    Amendments to Security Agreement. The Security Agreement is hereby amended as follows:

(a)    Section 8.14 of the Security Agreement is hereby amended by adding the following sentence at the end thereof to read as follows:

Each Subsidiary of the Borrower that is a party hereto or that becomes a party hereto as a Grantor upon execution and delivery by such Subsidiary of an Assumption Agreement, hereby expressly agrees to be bound by the terms of the Second Lien Intercreditor Agreement regardless of whether such Subsidiary has executed the Second Lien Intercreditor Agreement.

(b)    Annex I (Assumption Agreement) to the Security Agreement is hereby amended by adding the following new Section 4 at the end thereof to read as follows:

4.    Intercreditor Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor hereby becomes a party to the Second Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly agrees to be bound by the terms of the Second Lien Intercreditor Agreement (and this Assumption

Agreement shall be deemed to constitute a joinder agreement to the Second Lien Intercreditor Agreement for this purpose).

Section 5.    Borrowing Base Reduction. For the period from and including the Seventh Amendment Effective Date (as defined below) to but excluding the next Redetermination Date, the Borrowing Base shall be an amount equal to $725,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.07(e), Section 2.07(f), Section 8.13(c), Section 9.12(d) or Section 9.12(e). For the avoidance of any doubt, this Borrowing Base reduction shall not constitute a Scheduled Redetermination or Interim Redetermination.

Section 6.    Conditions Precedent. This Seventh Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement) (the “Seventh Amendment Effective Date”):

6.1    The Administrative Agent shall have received from the Required Lenders, the Borrower and the Guarantors, counterparts (in such number as may be requested by the Administrative Agent) of this Seventh Amendment signed on behalf of such Person.

6.2    The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Seventh Amendment Effective Date (including fees and expenses invoiced by Paul Hastings LLP prior to the Seventh Amendment Effective Date).

6.3    The Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 80% of the total value of the Oil and Gas Properties of the Borrower and the Subsidiaries evaluated in the most recently delivered Reserve Report.

6.4    The Administrative Agent shall have received duly executed and notarized deeds of trust/mortgages or supplements to existing deeds of trust/mortgages in form satisfactory to the Administrative Agent, to the extent necessary so that the Mortgaged Properties represent at least 90% of the total value of the Oil and Gas Properties of the Borrower and the Subsidiaries evaluated in the most recently delivered Reserve Report.

6.5    The Administrative Agent shall have received evidence that on the Seventh Amendment Effective Date, after giving effect to the reduction of the Borrowing Base pursuant to Section 5 of this Seventh Amendment, no Borrowing Base Deficiency shall exist.

6.6    No Default shall have occurred and be continuing as of the Seventh Amendment Effective Date.

6.7    The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably require.

The Administrative Agent is hereby authorized and directed to declare this Seventh Amendment to be effective and to declare the occurrence of the Seventh Amendment Effective Date when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 6 or the waiver of such conditions as permitted in Section 12.02 of the Credit Agreement. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 7. Miscellaneous.

7.1    Confirmation.  The provisions of the Credit Agreement, as amended by this Seventh Amendment, shall remain in full force and effect following the effectiveness of this Seventh Amendment.

7.2    Ratification and Affirmation; Representations and Warranties.  Each Obligor hereby (a) acknowledges the terms of this Seventh Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby; (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Seventh Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; and (d) agrees that from and after the Seventh Amendment Effective Date each reference to the Credit Agreement and in the other Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this Seventh Amendment.

7.3    Counterparts.  This Seventh Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Seventh Amendment by telecopy, facsimile, email or other electronic means shall be effective as delivery of a manually executed counterpart hereof.

7.4    No Oral Agreement.  This Seventh Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.

7.5    GOVERNING LAW.  THIS SEVENTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

7.6    Payment of Expenses.  In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Seventh Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

7.7    Severability.  Any provision of this Seventh Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.8    Successors and Assigns.  This Seventh Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7.9    Loan Document. This Seventh Amendment is a “Loan Document” as defined and described in the Credit Agreement, and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be duly executed as of the date first written above.

BORROWER:	LEGACY RESERVES LP

	By:	Legacy Reserves GP, LLC
its general partner

	By:	/s/ James Daniel Westcott
	Name:	James Daniel Westcott
	Title:	Executive Vice President and Chief Financial Officer

GUARANTORS:	LEGACY RESERVES OPERATING LP

	By:	Legacy Reserves Operating GP LLC, its general partner
	By:	Legacy Reserves LP, its sole member
	By:	Legacy Reserves GP, LLC, its general partner

	By:	/s/ James Daniel Westcott
	Name:	James Daniel Westcott
	Title:	Executive Vice President and Chief Financial Officer

LEGACY RESERVES OPERATING GP LLC

	By:	Legacy Reserves LP, its sole member
	By:	Legacy Reserves GP, LLC, its general partner

	By:	/s/ James Daniel Westcott
	Name:	James Daniel Westcott
	Title:	Executive Vice President and Chief Financial Officer

SIGNATURE PAGE
SEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

LEGACY RESERVES SERVICES, INC.

By:	/s/ James Daniel Westcott
Name:	James Daniel Westcott
Title:	Executive Vice President and Chief Financial Officer

DEW GATHERING LLC

By:	/s/ James Daniel Westcott
Name:	James Daniel Westcott
Title:	Executive Vice President and Chief Financial Officer

PINNACLE GAS TREATING LLC

By:	/s/ James Daniel Westcott
Name:	James Daniel Westcott
Title:	Executive Vice President and Chief Financial Officer

LEGACY RESERVES ENERGY SERVICES LLC

By:	/s/ James Daniel Westcott
Name:	James Daniel Westcott
Title:	Executive Vice President and Chief Financial Officer

SIGNATURE PAGE
SEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and a Lender

	By:	/s/ Greg Smothers
Greg Smothers
Director

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SEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

LENDERS:	COMPASS BANK

	By:	/s/ Gabriela Albino
	Name:	Gabriela Albino
	Title:	Vice President

SIGNATURE PAGE
SEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

UBS AG, STAMFORD BRANCH

By:	/s/ Darlene Arias
Name:	Darlene Arias
Title:	Director

By:	/s/ Houssem Daly
Name:	Houssem Daly
Title:	Associate Director

SIGNATURE PAGE
SEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Nicholas T. Hanford
Name:	Nicholas T. Hanford
Title:	Vice President

SIGNATURE PAGE
SEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

BANK OF AMERICA, N.A.

By:
Name:
Title:

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SEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

ROYAL BANK OF CANADA

By:	/s/ Evans Swann
Name:	Evans Swann
Title:	Authorized Signatory

SIGNATURE PAGE
SEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THE BANK OF NOVA SCOTIA

By:	/s/ John Frazell
Name:	John Frazell
Title:	Director

SIGNATURE PAGE
SEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

KEYBANK NATIONAL ASSOCIATION

By:	/s/ John Dravenstott
Name:	John Dravenstott
Title:	Vice President

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SEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

MUFG UNION BANK, N.A. f/k/a UNION BANK, N.A.

By:	/s/ Joshua Patterson
Name:	Joshua Patterson
Title:	Managing Director

SIGNATURE PAGE
SEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A.

By:	/s/ Stephanie Balette
Name:	Stephanie Balette
Title:	Authorized Officer

SIGNATURE PAGE
SEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

BMO HARRIS FINANCING, INC.

By:	/s/ Gumaro Tijerina
Name:	Gumaro Tijerina
Title:	Managing Director

SIGNATURE PAGE
SEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

BARCLAYS BANK PLC

By:	/s/ Ronnie Glenn
Name:	Ronnie Glenn
Title:	Vice President

SIGNATURE PAGE
SEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Michael Willis
Name:	Michael Willis
Title:	Managing Director

By:	/s/ Sharada Manne
Name:	Sharada Manne
Title:	Managing Director

SIGNATURE PAGE
SEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

CITIBANK, N.A.

By:	/s/ Phil Ballard
Name:	Phil Ballard
Title:	Managing Director

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SEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

SOCIETE GENERALE

By:	/s/ David Bornstein
Name:	David M. Bornstein
Title:	Director

SIGNATURE PAGE
SEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Ryan K. Michael
Name:	Ryan K. Michael
Title:	Senior Vice President

SIGNATURE PAGE
SEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

WEST TEXAS NATIONAL BANK

By:	/s/ Chris L. Whigham
Name:	Chris L. Whigham
Title:	SVP - Manager of Energy Lending

SIGNATURE PAGE
SEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

SANTANDER BANK, N.A.

By:	/s/ Aidan Lanigan
Name:	Aidan Lanigan
Title:	Senior Vice President

By:	/s/ Puiki Lok
Name:	Puiki Lok
Title:	Vice President

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SEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

TEXAS CAPITAL BANK, N.A.

By:	/s/ Frank K. Stowers
Name:	Frank K. Stowers
Title:	Senior Vice President

SIGNATURE PAGE
SEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

FIFTH THIRD BANK

By:	/s/ Justin Bellamy
Name:	Justin Bellamy
Title:	Director

SIGNATURE PAGE
SEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT